EXHIBIT 99.1

July 19, 2002




Director, US Research
Institutional Shareholder Services
2099 Gaither Rd.
5th Floor, Suite 501
Rockville, MD  20850

Dear Mr. Kumar:

This letter is to confirm that:

      1. Without the prior approval of the company's stockholders, options issued under DIANON's 2002 Stock Incentive Plan will not be repriced by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement at a lower exercise price within a six month period, and that,

      2. The plan will be amended at our next Board of Directors meeting to reflect these clarifications and a copy of the change will be sent to ISS.

Sincerely,

/s/ David R. Schreiber

David R. Schreiber
Chief Financial Officer